EX-99.23(d)(88)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       PUTNAM INVESTMENT MANAGEMENT, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, in order to reflect the removal of the JNL/Putnam International Equity Fund, Schedule A and Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 2, 2005, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 2, 2005, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 2nd day of May, 2005.

JACKSON NATIONAL ASSET              PUTNAM INVESTMENT
MANAGEMENT, LLC                     MANAGEMENT, INC.


By:                                 By:
     ---------------------------       --------------------------------

Name:    ANDREW B. HOPPING          Name:
       --------------------              ------------------------------

Title:            PRESIDENT         Title:
        ---------------------------       -----------------------------


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                                   SCHEDULE A
                                DATED MAY 2, 2005


                             JNL/PUTNAM EQUITY FUND
                          JNL/PUTNAM MIDCAP GROWTH FUND
                          JNL/PUTNAM VALUE EQUITY FUND

                                   SCHEDULE B
                                DATED MAY 2, 2005

                                 (Compensation)

                             JNL/PUTNAM EQUITY FUND

                      AVERAGE DAILY NET ASSETS ANNUAL RATE

                            $0 to $150 million 0.475%
                           $150 to $300 million 0.40%
                            Over $300 million 0.325%


                          JNL/PUTNAM MIDCAP GROWTH FUND

                      AVERAGE DAILY NET ASSETS ANNUAL RATE

                            $0 to $250 million 0.50%
                             Over $250 million 0.45%


                          JNL/PUTNAM VALUE EQUITY FUND

                      AVERAGE DAILY NET ASSETS ANNUAL RATE

                            $0 to $150 million 0.475%
                           $150 to $300 million 0.40%
                            Over $300 million 0.325%